PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934


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Check the appropriate box:
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Section 240.14a-12


                       McCORMICK & COMPANY, INCORPORATED
               (Name of Registrant as specified in its Charter)

The Board of Directors of McCormick & Company, Incorporated

(Name of Person(s) Filing Proxy Statement)


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                       McCORMICK & COMPANY, INCORPORATED
                               18 Loveton Circle
                            Sparks, Maryland 21152


NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 15, 1995


    The Annual Meeting of the Stockholders of McCormick & Company, Incorporated will be held at the Hunt Valley Inn, Hunt Valley,
Maryland at 10:00 a.m., March 15, 1995, for the purpose of considering and acting upon:

    (a) the election of directors to act until the next Annual
Meeting of Stockholders or until their respective successors are duly elected and qualified;

    (b) the approval of the 1995 Employees Stock Purchase Plan, which Plan, as set forth in Exhibit A to the Proxy Statement, has been adopted by the Board of Directors subject to the approval of the stockholders;

    (c) the ratification of the appointment of Ernst & Young as independent auditors of the Company to serve for the 1995 fiscal year; and

    (d) any other matters that may properly come before such meeting or any adjournments thereof.

    The Board of Directors has fixed the close of business on December 30, 1994 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting or any adjournments thereof.

    Only holders of Common Stock shall be entitled to vote. Holders of Common Stock Non-Voting are welcome to attend and participate in this meeting.


IF YOU ARE A HOLDER OF COMMON STOCK, A PROXY CARD IS ENCLOSED. PLEASE SIGN THE PROXY CARD PROMPTLY AND RETURN IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE IN ORDER THAT YOUR STOCK MAY BE VOTED AT THIS MEETING. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS VOTED.



   February 15, 1995                    Richard W. Single, Sr.
                                        Secretary



                                PROXY STATEMENT

                              GENERAL INFORMATION


    This Proxy Statement is furnished on or about February 15, 1995 to the holders of Common Stock in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Stockholders or any adjournments thereof. Any proxy given may be revoked at any time insofar as it has not been exercised. Such right of revocation is not limited or subject to compliance with any formal procedure. The shares represented by all proxies received will be voted in accordance with instructions contained in the respective proxies. The cost of the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies by telephone, telegraph, or personal interview. The Company also may request brokers and other custodians, nominees, and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons, and the Company may reimburse them for their expenses in so doing.

    At the close of business on December 30, 1994, there were outstanding 13,135,585 shares of Common Stock which represent all of the outstanding voting securities of the Company. Except for certain voting limitations imposed by the Company's Charter on beneficial owners of ten percent or more of the outstanding Common Stock, each of said shares of Common Stock is entitled to one vote. Only holders of record of Common Stock at the close of business on December 30, 1994 will be entitled to vote at the meeting or any adjournments thereof.

                             PRINCIPAL STOCKHOLDER


    On December 30, 1994, the assets of The McCormick Profit Sharing Plan and PAYSOP (the "Plan") included 3,670,451 shares of the Company's Common Stock, which represented 27.94% of the outstanding shares of Common Stock. The address for the Plan is 18 Loveton Circle, Sparks, Maryland 21152. The Plan is not the beneficial owner of the Common Stock for purposes of the voting limitations described in the Company's Charter. Each Plan participant has the right to vote all shares of Common Stock allocated to such participant's Plan account. The Plan's Investment Committee possesses investment jurisdiction over the shares, except that, in the event of a tender offer, each participant of the Plan is entitled to instruct the Investment Committee as to whether to tender Common Stock allocated to such participant's account. Membership on the Investment Committee consists of three directors, Robert G. Davey, Carroll D. Nordhoff, and Karen D. Weatherholtz, and the Company's Vice President & Controller, J. Allan Anderson, and the Company's Vice President & Treasurer, Donald A. Palumbo.


                             ELECTION OF DIRECTORS

On July 1, 1994, Mr. James A. Hooker, the Company's Vice President and Chief Financial Officer and a member of the Board of Directors and Executive Committee, retired from the Company. The Company is grateful to Mr. Hooker for his contributions during his years of service.

On July 14, 1994, Mr. Bailey A. Thomas, the Company's Chairman of the Board and Chief Executive Officer, died. Mr. Thomas was replaced as Chairman of the Board by past-Chairman, Mr. Charles P. McCormick, Jr. The Company greatly benefitted from Mr. Thomas' wisdom, wit and experience over his many years of dedicated service.

Messrs. Robert J. Lawless and Robert G. Davey were elected to the
Board of Directors on June 20, 1994. Neither gentleman has previously stood for election to the Board at the Annual Meeting of Stockholders.

    The persons listed in the following table have been nominated for election as directors to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. Management has no reason to believe that any of the nominees will be unavailable for election. In the event a vacancy should occur, the proxy holders reserve the right to reduce the total number of nominations for election. There is no family relationship between any of the nominees. No nominee has a substantial interest in any matter to be acted upon at the Annual Meeting.

    The following table shows, as of December 30, 1994, the names and ages of all nominees, the principal occupation and business experience of each nominee during the last five years, the year in which each nominee was first elected to the Board of Directors, the amount of securities beneficially owned by each nominee, and directors and executive officers as a group, and the nature of such ownership. Except as otherwise noted, no nominee owns more than one percent of either class of the Company's common stock.

    Required Vote of Stockholders. The favorable vote of at least a majority of the shares of Common Stock of the Company present in person or by proxy at a meeting at which a quorum is present is required for the election of each nominee.

    The Board of Directors recommends that stockholders vote for each of the nominees listed below.

                                                         Year
                                                         First
                               Principal Occupation &    Elected   Amount & Nature* of
Name                     Age   Business Experience       Director  Beneficial Ownership


                                                                               Common
                                                                               Non-
                                                                     Common    Voting


James J. Albrecht       62      Group Vice President -    1987       83,555    51,636
                                Asia/Pacific (1993 to
                                Present); Vice President
                                & Managing Director-
                                International Group
                                (1989 to 1993)


H. Eugene Blattman      58      President (1993 to Present) 1991     22,594     20,724
                                & Chief Executive Officer
                                (1994 to Present); Chief
                                Operating Officer (1992 to 1994);
                                Executive Vice President
                                (1992 to 1993); Vice President
                                - Flavor and Agribusiness Group
                                (1991 - 1992); Chairman of the
                                Board (1990 to 1992) & President
                                (1989  to 1991) of Gilroy Foods,
                                Incorporated, a subsidiary of
                                the Company


James S. Cook            66     Executive in Residence,    1982       1,750       3,350

                                Northeastern University (1986
                                to Present)


Robert G. Davey          45     Vice President & Chief     1994      20,066       6,650

                                Financial Officer (1994
                                to Present); President,
                                McCormick Canada, Inc.,
                                a subsidiary of the Company
                                (1991 to 1994); Executive Vice
                                President & Chief Financial
                                Officer, McCormick Canada, Inc.,
                                (1989 to 1991)

Harold J. Handley        58     Senior Vice President -    1990      14,202      21,054

                                Europe(1994 to Present); Senior
                                Vice President (1993 to Present);
                                Vice President (1990 - 1993) &
                                General Manager (1989 to 1994)-
                                McCormick/Schilling Division

George W. Koch           68     Of Counsel, Kirkpatrick &  1989       1,750       6,320
                                Lockhart (1992 to Present);
                                Partner, Kirkpatrick &
                                Lockhart (1990 to 1991);
                                President & Chief Executive
                                Officer - Grocery Manufacturers
                                of America, Inc. (1966 to 1990)


Robert J. Lawless        48     Senior Vice President -    1994      21,018      22,942
                                The Americas
                                (1994 to Present);
                                Group Vice President - Europe
                                (1993 to 1994); Vice President
                                & Deputy Managing Director,
                                International Group (1991 to
                                1993); President, McCormick
                                Canada, Inc., a subsidiary of the
                                Company (1989 to 1991)


Charles P. McCormick, Jr.66     Chairman of the Board      1955     307,329**      24,792
                                (1994 to Present);
                                Chairman                            (2.34%)
                                Emeritus (1993 to 1994);
                                Chairman of the Board (1988 to
                                1993); Chief Executive Officer
                                (1987 to 1992)


George V. McGowan        66     Chairman of the Executive  1983       1,750       2,725
                                Committee, Baltimore Gas and
                                Electric Company (1993 to Present);
                                Chairman of the Board &
                                Chief Executive Officer, Baltimore
                                Gas and Electric Company
                                (1988 to 1992)


Carroll D. Nordhoff      49     Executive Vice President   1991      40,705      23,827
                                (1994 to Present); Executive
                                Vice President -The Americas
                                (1993 to 1994); Executive Vice
                                President - Corporate Operations
                                Staff (1992 to 1993); Vice President
                                & General Manager, Food Service
                                Division (1989 to 1992)


Richard W. Single, Sr.   56     Vice President (1987 to    1988      78,335      20,588***
                                Present); Secretary and
                                General Counsel (1986 to
                                Present)

William E. Stevens       52     President and Chief        1988       1,750       6,950
                                Executive Officer,
                                United Industries Corp.
                                (1988 to Present)

Karen D. Weatherholtz    44     Vice President - Human     1992      24,742      14,959
                                Relations (1988 to Present)


Directors and Executive Officers as a Group
15 persons)
                                                                    674,550     275,490
                                                                    (5.10%)




* Includes shares of Common Stock and Common Stock Non-Voting known to be beneficially owned by directors and executive officers alone or jointly with spouses, minor children and relatives (if any) who have the same home as the director or executive officer. Also includes the following numbers of shares which could be acquired within 60 days of December 30, 1994 pursuant to the exercise of stock options: Dr. Albrecht - 10,152 shares of Common Stock,
10,152 shares of Common Stock Non-Voting; Mr. Blattman - 6,834 shares of Common Stock, 6,833 shares of Common Stock Non-Voting; Mr. Cook - 1,750 shares of Common Stock, 1,750 shares of Common Stock Non-Voting; Mr. Davey - 6,650 shares of Common Stock, 6,650 shares of Common Stock Non-Voting; Mr. Handley - 6,455 shares of Common Stock, 6,456 shares of Common Stock Non-Voting; Mr. Koch - 1,750 shares of Common Stock, 1,750 shares of Common Stock Non-Voting; Mr. Lawless - 8,250 shares of Common Stock, 8,250 shares of Common Stock Non-Voting; Mr. McCormick - 14,000 shares of Common Stock, 14,000 shares of Common Stock Non-Voting; Mr. McGowan - 1,750 shares of Common Stock, 1,750 shares of Common Stock Non-Voting; Mr. Nordhoff - 8,808 shares of Common Stock, 8,807 of Common Stock Non-Voting; Mr. Single - 7,216 shares of Common Stock, 9,569 shares of Common Stock Non-Voting; Mr. Stevens
- - - 1,750 shares of Common Stock, 1,750 shares of Common Stock Non-Voting; Ms. Weatherholtz - 8,854 shares of Common Stock,
8,852 shares of Common Stock Non-Voting; and directors and executive officers as a group - 98,714 shares of Common Stock, 102,064 shares of Common Stock Non-Voting. Also includes shares of Common Stock which are beneficially owned by certain directors and officers by virtue of their participation in the McCormick Profit Sharing Plan and PAYSOP: Dr. Albrecht - 7,874 shares; Mr. Blattman
- - - 2,760 shares; Mr. Davey - 101 shares; Mr. Handley - 2,279 shares; Mr. Lawless - 1,443 shares; Mr. Nordhoff - 6,867 shares; Mr. Single - 14,437 shares; Ms. Weatherholtz - 7,334 shares; and directors and executive officers as a group - 57,278 shares. Of these amounts, approximately 368 shares are credited to the PAYSOP accounts of the nominees and approximately 426 shares are credited to the PAYSOP accounts of the directors and executive officers as a group.

  ** Includes  2,574 shares of Common Stock owned by Mr.
McCormick's wife. Mr. McCormick disclaims beneficial ownership of said shares.

  *** Includes 655 shares of Common Stock Non-Voting owned by Mr.
Single's son. Mr. Single disclaims beneficial ownership of said shares.

BOARD COMMITTEES

    The Board of Directors has established the following committees to perform certain specific functions. There is no Nominating
Committee of the Board of Directors. Board Committee membership as of February 15, 1995 is listed below.


AUDIT COMMITTEE. This Committee reviews the plan for and the results of the independent audit and internal audit, reviews the Company's financial information and internal accounting and management controls, and performs other related duties. The following directors are currently members of the Committee and serve at the pleasure of the Board of Directors: Messrs. Cook, Koch and Stevens. The Audit Committee held 6 meetings during the last fiscal year.

COMPENSATION COMMITTEE. This Committee establishes and oversees executive compensation policy; makes decisions about base pay, incentive pay and any supplemental benefits for the Chief Executive Officer, other members of the Executive Committee, and any other executives listed in the proxy statement as one of the five highest paid executives; and approves the grant or acquisition of stock options, the timing of the grants, the price at which the options are to be offered, and the amount of the options to be granted to employee directors and officers. The following directors are members of the Committee and serve at the pleasure of the Board of
Directors: Messrs. Cook, Koch, McGowan and Stevens. None of the Committee members are employees of the Company or are eligible to participate in the Company's stock option programs which are administered by the Committee. The Compensation Committee held 4 meetings during the last fiscal year.

EXECUTIVE COMMITTEE. This Committee possesses authority to exercise all of the powers of the Board of Directors in the management and direction of the affairs of the Company between meetings of the Board of Directors, subject to specific limitations and directions of the Board of Directors and subject to limitations of Maryland law. This Committee also reviews and approves all benefits and salaries of a limited group of senior executives and reviews and approves individual awards under approved stock option plans for all persons except directors and officers (see Compensation Committee). The following directors are currently members of the Committee and serve at the pleasure of the Board of
Directors: Messrs. Blattman, Davey, Lawless, McCormick, and Nordhoff. The Executive Committee held 26 meetings during the last fiscal year.

ATTENDANCE AT MEETINGS

   During the last fiscal year, there were 9 regularly scheduled meetings, and one special meeting, of the Board of Directors. All of the Directors were able to attend at least 92% of the total number of meetings of the Board and the Board Committees on which they served.

OTHER DIRECTORSHIPS

   Certain individuals nominated for election to the Board of Directors hold directorships in other companies. Mr. Cook is a director of Chemet Corporation. Mr. Koch is a director of Borden Chemicals and Plastics Company L.P. Mr. McGowan is a director of Baltimore Gas and Electric Company, Baltimore Life Insurance Company, Hartland & Co., Life of Maryland, Inc., NationsBank, N.A., Organization Resources Counselors, Inc., and UNC Incorporated.

                REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICY

   The Company's executive compensation philosophy is to align the interests of senior executive management with shareholder interests through compensation linked to growth in profitability and stock price performance. The principal elements of executive compensation for the Company are base salary, annual management incentive bonus, and stock options. Salary levels, annual bonus targets, and stock option grant levels are established in part on the basis of median levels of compensation expected to be paid during the fiscal year to senior executive management of companies in the manufacturing and food industries of a size comparable to that of the Company. The Company makes these determinations on the basis of, among other things, published surveys and periodic special studies conducted by independent compensation consultants.

   During 1993 and early 1994, the Compensation Committee engaged an independent compensation consultant, Sibson and Co., Inc., to review the Company's executive compensation policies and practices. As part of its review, the independent consultant compared the compensation of the Company's senior executive officers with the compensation of executive officers of other food and manufacturing companies. The independent consultant, whose findings and report were reviewed by the Compensation Committee, confirmed that the base salaries of senior executive management are consistent with the median levels paid to senior executives having similar roles and responsibilities at food and manufacturing companies of comparable size. The independent consultant also concluded that the Company's annual incentive plan design, which is based on profit growth, meets the Company's compensation objectives. The independent consultant also concluded, however, that both target and actual total compensation are below the average for the food industry, primarily because the number of shares for which stock options have been granted are less than those of comparable companies.

COMPENSATION COMMITTEE AND EXECUTIVE COMMITTEE DETERMINATIONS

   Salary levels of the Company's senior executive officers are reviewed annually and, where appropriate, are adjusted to reflect individual responsibilities and performance as well as the Company's competitive position within the food industry. The Compensation Committee sets base salaries by targeting midpoints of the marketplace average and adjusting each executive officer's salary to reflect individual performance, experience and contribution. The performance graph that appears on page 18 compares the performance of the Company's common stock to that of the S&P Food Products Index and the S&P 500 Index. Sibson and Co., Inc. recommended that the Compensation Committee consider salaries paid to senior executives at companies which are comparable to the Company (based on line of business or sales volume) in establishing base salaries for senior executive management of the Company. Those companies considered included most of the fifteen companies in the S&P Food Products Index and other manufacturing companies that are not included in that index but had similar sales volumes.

    Annual Management Incentive Bonuses for members of the Executive Committee and any other executive officers identified in the Summary Compensation Table on page 13 are determined by the Compensation Committee. Bonuses for other senior management are determined by the Executive Committee. Target bonuses are established as a percentage of the midpoint of the salary range of the executive officer's grade level, and the amount of the target payable, if any, is based on the Company's financial performance. Bonuses for the Chief Executive Officer and other officers who are part of the Corporate staff are based on growth in the Company's earnings per share (EPS) as compared to the previous year. Bonuses vary depending on the level of growth in EPS. The targeted increase in growth in EPS is intended to equal or exceed the growth rate of other companies within the food industry. The amount of target bonuses payable to operating unit executives is based on a formula, weighted two thirds on growth in profit of the executive's operating unit and one third on growth in the Company's EPS. The independent consultant retained by the Compensation Committee confirmed that target bonuses are consistent with median levels established for executives having similar responsibilities at comparable companies.


STOCK OPTIONS

   Stock options were granted by the Compensation Committee to key management employees of the Company, including executive officers. The purpose of stock option grants is to aid the Company in securing and retaining capable employees by offering them an incentive, in the form of a proprietary interest in the Company, to join or continue in the service of the Company and to maximize their efforts to promote its economic performance. This incentive is created by granting options that have an exercise price of not less than 100% of the fair market value of the underlying stock on the date of grant, so that the employee may not profit from the option unless the Company's stock price increases. Options granted are designed to help the Company retain employees in that they are not fully exercisable in the early years and "vest" only if the employee remains with the Company. Accordingly, an employee must remain with the Company for a period of years in order to enjoy the full economic benefit of the option.

   As indicated in the second paragraph of this Report on Executive Compensation, the independent consultant retained by the Compensation Committee concluded that the stock options granted to the Company's executive officers provide less opportunity for economic benefit than do stock options granted by comparable companies. As a result, the Compensation Committee approved increases in the number of shares for which options were granted to those management employees. These adjustments did not increase the number of shares for which options were granted to the levels granted by other comparable companies, although grant levels for lower level managers were brought closer to market competitive levels than those for more senior executives. The number of optionsgranted is a function of the recipient's salary grade level.

1994 COMPENSATION ACTIONS - MR. THOMAS;  MR. BLATTMAN

   The Chief Executive Officer participates in the same compensation programs provided to other Company executives and officers.

   Effective January 1, 1994, the Compensation Committee increased Mr. Thomas' annual rate of base pay by a total of 2.5% compared to the annualized rate of pay for Mr. Thomas in effect in January 1993. This percentage increase was generally consistent with the salary increases granted for other senior executives this year. (The percentage increase in base pay was generally higher for management employees other than the senior executives). Mr. Blattman's annual rate of base pay was raised on the same date by a total of 2.6% compared to his annualized rate of pay in January 1993. This increase brought Mr. Blattman's rate of pay to the minimum of his salary range at that time.

   Stock option grants were approved for both Mr. Thomas and Mr. Blattman in 1994 by the Compensation Committee. The number of shares for which options were granted was not based on corporate performance but was a function of grade level. Although the findings of the independent consultant cited above would have supported higher grants, the Compensation Committee approved options for the following number of shares for the Messrs. Thomas and Blattman:

                               1994 Grant             1993 Grant

   Mr. Thomas                  23,000 shares          13,000 shares

   Mr. Blattman                18,000 shares          13,000 shares

   The 1994 options were granted on March 16, 1994 at an option price per share of $23.00, which was equal to 100% of the fair market value of the stock on the date of grant.

   In July 1994 Mr. Thomas passed away and Mr. Blattman was promoted to CEO and President. At that time Mr. Blattman's salary grade was adjusted and his base pay was increased by 21.8%. This increase brought his base pay to a level just above the minimum for that grade.

   In consequence of his promotion, Mr. Blattman was also granted a stock option for 7,000 shares at a price of $18.50, which was equal to 100% of the fair market value of the stock on the date of grant.

   For fiscal year 1994, the Compensation Committee approved a management incentive bonus for Mr. Blattman in an amount equal to his target bonus, adjusted for corporate performance. The target bonus was set as a percentage of the mid-point of the salary range. The adjustment reflects the level of Company EPS growth over the previous fiscal year and is established based on growth rates which are competitive with the food industry.

   Neither Mr. Thomas nor Mr. Blattman participated in the
Compensation Committee's deliberations of their salary increases, annual bonus awards or stock option grants.

1994 COMPENSATION ACTIONS - OTHER EXECUTIVE OFFICERS

   Compensation actions for other executive officers were made using similar criteria as those used for Messrs. Thomas and Blattman. Salary increases, bonuses and stock option grants for executive officers were granted in a manner consistent with those granted to other Company managers.

    Submitted By:

Compensation Committee        Executive Committee

George V. McGowan, Chairman   H. Eugene Blattman, Chairman

James S. Cook                 Robert G. Davey
George W. Koch                Robert J. Lawless
William E. Stevens            Charles P. McCormick, Jr.
                              Carroll D. Nordhoff


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   During fiscal year 1994 the Compensation Committee was comprised of four independent outside directors. Members are James S. Cook, George W. Koch, George V. McGowan (Chairman) and William E. Stevens. No member of the Committee has any interlocking or insider relationship with the Company which is required to be reported under the applicable rules and regulations of the Securities and Exchange Commission.

   At the close of fiscal year 1994, members of the Executive Committee were H. Eugene Blattman (Chairman), Robert G. Davey, Charles P. McCormick, Jr. and Carroll D. Nordhoff. Mr. Lawless became a member of the Committee in January 1995. All except Mr. McCormick are employees and executive officers of the Company. Mr. McCormick is a former CEO and a retiree of the Company. The table beginning on page 4 of this Proxy Statement sets forth the business experience of each of the members.

SUMMARY COMPENSATION TABLE

   The following table sets forth the compensation paid by the Company and its subsidiaries for services rendered during each of the fiscal years ended November 30, 1994, 1993 and 1992 to each Chief Executive Officer of the Company during fiscal year 1994 and each of the four most highly compensated executive officers who were executive officers on the last day of the fiscal year, determined by reference to total annual salary and bonus for the 1994 fiscal year.



        Annual Compensation                                           Long Term
                                                                      Compensation
                                                                         Awards          All
                                                                         Securities      Other
Name & Principal        Fiscal    Salary                Other Annual      Underlying    Compensation
Position                Year      ($)<F1>   Bonus ($)   Compensation   Options/SARs(#)     ($)<F2>




Bailey A. Thomas         1994      372,063         0   <F3>            23,000              14,393
Chairman of the Board &  1993      492,387   377,875                   13,000              13,492
Chief Executive Officer  1992      444,460   475,570                   13,000              15,331
(12/1/93 to 7/14/94)
H. Eugene Blattman       1994      356,967   244,000    <F3>           25,000               9,257
President &              1993      322,067   239,125                   13,000               9,401
Chief Executive Officer  1992      270,233   252,700                    8,000               7,509
(7/18/94 to Present)

James J. Albrecht        1994      242,717   173,400    <F3>            7,750               7,029
Group Vice President  -  1993      236,483   168,500                    5,000               7,920
Asia/Pacific             1992      225,483   165,000                    5,000               7,477

Harold J. Handley        1994      257,232   130,000    <F3>           12,250               7,292
Senior Vice President;   1993      246,317    64,800                    8,000               7,944
Europe                   1992      228,400   125,000                    8,000               7,556

Robert J. Lawless        1994      192,358   150,000    38,290<F4>      4,800               6,490
Senior Vice President -  1993      167,583   113,000    37,668<F4>      3,000               6,613
The Americas             1992      152,100    85,000    <F3>            3,000               3,476

Carroll D. Nordhoff      1994      232,508   100,000    <F3>           13,250               6,932
Executive Vice President 1993      211,900    90,000                    8,000               7,920
                         1992      176,817   131,480                    8,000               5,396

<F1>       Includes Corporate Board of Directors Fees and Service
Awards.
<F2>       Amounts paid or accrued under the Company's Profit
Sharing Plan for the accounts of such individuals. Figures for 1994 are estimates. The stated figure includes payments persons would have received under the Company's Profit Sharing Plan but for certain limits imposed by the Internal Revenue Code: (i) for 1994 for Messrs. Thomas, Blattman, Albrecht, Handley and Nordhoff, payments in the amounts of $7,575, $2,439, $211, $474, and $114, respectively, (ii) for 1993 for Messrs. Thomas, Blattman and Handley, payments in the amounts of $6,445, $1,481 and $24, respectively; (iii) for 1992 for Messrs. Thomas, Blattman, Albrecht and Handley, payments in the amounts of $8,671, $1, $1 and $48, respectively.
<F3>       There is no amount of Other Annual Compensation that is
required to be reported.
<F4>       The Company paid Mr. Lawless $577 in 1994 and $17,959 in
1993 toward the additional taxes payable by him from the inclusion in his income of travel expenses for his wife, which expenses were incurred by the Company in relocating Mr. Lawless to the United Kingdom in 1993, and to the United States in 1994, and in having Mr. Lawless's wife accompany him on business trips. The travel expenses of Mrs. Lawless were $23,770 in 1994 and $20,171 in 1993.


COMPENSATION OF DIRECTORS

   Corporate Board of Directors' fees were paid at the rate of $5,400 per year for each director who was an employee of the Company during the fiscal year ended November 30, 1994. Fees paid to each director who was not an employee of the Company presently consist of an annual retainer fee of $18,000 and $1,100 for each Board meeting attended and $900 for each Committee meeting attended.

   On July 18, 1994, Mr. McCormick was elected to replace Mr. Thomas as Chairman of the Board. Mr. McCormick's services in such capacity are consultative in nature. The Company has agreed to pay Mr. McCormick $16,667 per month for his services, together with such additional cash payments as may be deemed appropriate by the Compensation Committee, consistent with the performance of the Company. Mr McCormick received a bonus of $42,000 for services rendered during fiscal year 1994.

PENSION PLAN TABLE

The following table shows the estimated annual benefits (on a single-life basis), including supplemental benefits, payable upon retirement (assuming retirement at age 65) to participants in the designated average compensation and years of service classifications:



                                     Years of Service
  Average
Compensation   15 Years    20 Years   25 Years    30 Years    35 Years
$200,000       $51,926     $69,234     $86,543    $103,851   $121,160
 250,000        64,976      86,634     108,293     129,951   151,610
 300,000        78,026     104,034     130,043     156,051   182,060
 350,000        91,076     121,434     151,793     182,151   212,510
 400,000       104,126     138,834     173,543     208,251   242,960
 450,000       117,176     156,234     195,293     234,351   273,410
 500,000       130,226     173,634     217,043     260,451   303,860
 550,000       143,276     191,034     238,793     286,551   334,310


   The Company's Pension Plan is non-contributory. A majority of the employees of the Company and participating subsidiaries are eligible to participate in the Plan upon completing one year of service and attaining age 21. The Plan provides benefits (which are reduced by an amount equal to 50% of the participant's Social Security benefit) based on an average of the participant's highest consecutive 60 months of compensation, excluding any cash bonuses, and length of service. In 1979, the Company adopted a supplement to its Pension Plan to provide a limited group of its senior executives with an inducement to retire before age 65. That group of senior executives will receive credit for additional service for employment after age 55. In 1983, the supplement was expanded to include a significant portion of the senior executives' bonuses in the calculation of pension benefits. The group of senior executives includes those listed in the table on page 13.

   For purposes of calculating the pension benefit, the average of the highest consecutive 60 months of compensation for Dr. Albrecht and Messrs. Blattman, Handley, Lawless, and Nordhoff as of November 30, 1994 was $371,827, $443,539, $342,260, $198,848 and $255,284,
respectively. The years of credited service for Dr. Albrecht and Messrs. Blattman, Handley, Lawless, and Nordhoff as of the same date were 11, 5, 7, 3, and 23 years, respectively.

   Mr. Lawless is also entitled to receive pension benefits under the registered pension plan ("RPP") offered to employees of McCormick Canada, Inc. Benefits under the RPP are based on the average of the participant's highest three consecutive years of earnings. Upon retirement the Company has agreed to pay Mr. Lawless a supplemental benefit equal to the excess, if any, of the benefit calculated under the RPP (assuming all his service at McCormick Canada and the Company had been under the RPP) over (i) the pension benefit accrued under RPP (based on his years of service with McCormick Canada) plus (ii) the benefit accrued under the Company's Pension Plan (based on years of service with the Company).

STOCK OPTIONS

   During the last fiscal year, the Company has granted stock options to certain employees, including executive officers, pursuant to stock option plans approved by the Company's stockholders.


                                          OPTION/SAR GRANTS IN LAST FISCAL YEAR




                                                                               Potential
                                                                               Realizable Value
                                                                               At Assumed
                                                                               Annual Rates of
                                                                               Stock Price
                                                                               Appreciation For
                              Individual Grants*                               Option Term ($)**

                    Number of      % of Total     Exercise
                    Securities     Options/SARs   or Base
                    Underlying     Granted to     Price         Expiration
                    Options/SARs   Employees in   ($/Share)     Date
Name                Granted (#)    Fiscal Year                                 0%      5%       10%

Bailey A. Thomas    23,000         4.5%           $23.00        3/15/99        $0   $146,050  $322,920

H. Eugene Blattman  18,000         4.9%***        $23.00        3/15/99        $0   $114,300  $252,720
                     7,000                        $18.50        7/31/99             $ 35,770  $ 79,030

James J. Albrecht    7,750         1.5%           $23.00        3/15/99        $0   $ 49,213  $108,810

Harold J. Handley   12,250         2.4%           $23.00        3/15/99        $0   $ 77,788  $171,990

Robert J. Lawless    4,800         0.9%           $23.00        3/15/99        $0   $ 30,480  $ 67,392

Carroll D. Nordhoff 13,250         2.6%           $23.00        3/15/99        $0   $ 84,138  $186,030


* In general, the stock options are exercisable cumulatively as follows: none of the shares granted during the first year of the option; not more than 50% of the shares granted during the second year of the option;and 100% of the shares granted, less any portion of such option previously exercised, at any time during the period between the end of the second year of the option and the expiration date.
Approximately 410 employees of the Company were granted options under the Company's option plans during the last fiscal year.

**   The dollar amounts under these columns are the result of
calculations at 0%, and at the 5% and 10%compounded
annual rates set by the Securities and Exchange Commission, and therefore are not intended to forecast future
appreciation, if any, in the price of the Company's common stock.
The potential realizable values illustrated at 5% and 10%
compound annual appreciation assume that the price of the Company's common stock increases $6.35 and $14.04 per share ($5.11
and $11.29 per share in the case of the $18.50
option),respectively, over the 5-year term of the options. If the named executives realize these values, the Company's stockholders will realize aggregate appreciation in the price of the
approximately 81 million shares of the Company's common stock outstanding as of December 30, 1994 of approximately $515
million and $1.14 billion, respectively, over the same period.

***  Percentage of Total Options based on aggregate of both grants


                                         AGGREGATED OPTION/SAR EXERCISES IN LAST
                                        FISCAL YEAR AND FY-END OPTION/SAR VALUES



                                                       Number of Securities   Value of
                                                       Underlying             Unexercised
                                                       Unexercised            In-the-Money
                                                       Options/SARs           Options/SARs
                                                       at FY-End (#)          at FY-End ($)
                    Shares Acquired     Value          Exercisable/           Exercisable/
Name                on Exercise (#)     Realized ($)   Unexercisable          Unexercisable

Bailey A. Thomas         77,017         $739,955       49,000/49,000              0/0

H. Eugene Blattman        6,000         $ 46,125       13,667/42,333          $10,000/$3,500

James J. Albrecht        16,000         $262,000       20,304/16,246          $79,850/0

Harold J. Handley             0            0           12,911/25,339          $10,000/0

Robert J. Lawless         8,000         $134,000       16,500/6,300           $53,625/0
Carroll D. Nordhoff      10,000         $165,000       17,615/23,635          $53,625/0



Set forth below is a line graph comparing the yearly percentage change in the Company's cumulative total shareholder return (stock price appreciation plus reinvestment of dividends) on the Company's common stock with (i) the cumulative total return of the Standard & Poor's 500 Stock Index, assuming reinvestment of dividends, and (ii) the cumulative total return of the Standard & Poor's Food Products Index, assuming reinvestment of dividends.

                                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN *
                                     Among McCormick & Company, Incorporated,
                                  S&P 500 STOCK Index & S&P Food Products Index**



                         STARTING
                         BASIS
DESCRIPTION              1989           1990      1991     1992      1993      1994

McCormick & Co. (%)                     -6.17     82.23    40.29     -16.95    -16.44
McCormick & Co. ($)      $100.00       $93.83   $170.98  $239.86    $199.20   $166.46
S & P 500 (%)                           -3.47     20.34    18.47      10.10      0.00
S & P 500 ($)            $100.00       $96.53   $116.17  $137.62    $151.52   $151.52

S & P Foods (%)                          8.99     31.23    15.73      -7.55      5.23
S & P Foods ($)          $100.00      $108.99   $143.03  $165.53    $153.03   $161.02


Assumes $100 invested on December 1, 1989 in McCormick & Company common stock, S&P 500 Stock Index and S&P Food Products Index
* Total Return Assumes Reinvestment of Dividends
** Fiscal Year ending November 30

               1995 EMPLOYEES STOCK PURCHASE PLAN

   Since 1966 it has been the policy of the Company to make available to virtually all of its employees the opportunity to purchase shares of the Company's stock through employees stock purchase plans. Since the Board of Directors believes that these plans have been successful in achieving their purposes, a new employees stock purchase plan is being submitted to the stockholders at this time.

   On January 23, 1995, the Board of Directors adopted the 1995 Employees Stock Purchase Plan, which is designed to meet the requirements of the Internal Revenue Code for employee stock purchase plans. The full text of the Plan is set forth in Exhibit A to this Proxy Statement and reference is made thereto for a complete statement of its terms and provisions. If the Plan is not approved by the required vote of stockholders, it will terminate. The Company intends to file a registration statement under the Securities Act of 1933 to register the shares subject to the Plan prior to the issuance of any securities subject to issuance under the Plan.

   Participation in the Plan is limited to persons who on March 15, 1995 are employees of the Company or designated subsidiaries and affiliates and, with stated exceptions, all such employees are eligible to participate. It is estimated that approximately 6,200 employees will be eligible to participate in the Plan.

   Under the Plan, options are to be granted on March 15, 1995 to each eligible employee to purchase a maximum number of shares of Common Stock Non-Voting of the Company which, at the March 15, 1995 price, would approximate 10% of said employee's compensation for one year, as defined in the Plan. Payment for all shares purchased would be made through payroll deductions over a 24 month period, beginning June 1, 1995. Interest on all such amounts would be accrued by the Company at the rate of 5% per year, and would be paid to the employees after completion of payment for their shares or upon prior withdrawal from the Plan. The purchase price per share is the NASDAQ National Market closing price of the Company's Common Stock Non-Voting in the over-the-counter market as reported in "The Wall Street Journal" for either March 15, 1995 or for the date of exercise, whichever price is lower. The closing price of the Common Stock Non-Voting as reported in "The Wall Street Journal" for February 3, 1995 was $22.50.

   Subject to certain limitations set forth in the Plan, employees are permitted, at any time prior to May 31, 1997, to terminate or reduce their payroll deductions, to reduce their options to purchase, to exercise their options in whole or in part, or to withdraw all or part of the balance in their accounts, with interest.

   The Plan also contains provisions governing the rights and privileges of employees or their representatives in the event of termination of employment, retirement, severance, lay-off, disability, death or other events.

   Certificates for all shares of stock purchased under the Plan will be delivered as soon as practicable after May 31, 1997, or on such earlier date as full payment is made for all shares which the employee has elected to purchase. No employee or his or her legal representative will have any rights as a stockholder with respect to any shares to be purchased until completion of payments for all the shares and the issuance of the stock certificate.

   The Plan contemplates that all funds contributed by employees will be under the control of the Company and can be used for any corporate purposes.

   The Company has been advised by counsel that, under the Internal Revenue Code, if a participant acquires stock upon the exercise of an option under the Plan, no income will result to such participant upon such exercise, and the Company will be allowed no deduction as a result of such purchase, if the following conditions are met: (i) the Plan is approved by the stockholders of the Company on or before January 22, 1996; (ii) at all times during the period beginning with the date of the granting of the option and ending on the day three months before the date of such exercise the participant was an employee of the Company or of a subsidiary or affiliate of the Company; and (iii) the participant makes no disposition of the stock within two years after the date of granting the option and makes no disposition of the stock within one year after the transfer of the stock to such participant. In the event of a sale or other disposition of such stock by the option holder after compliance with the applicable conditions set forth above, any gain realized over the price paid for the stock will be treated as long-term capital gain, and any loss will be treated as long-term capital loss in the year of the sale. If the condition stated in clause (i) or (ii) is not met, compensation income will result to a participant upon the exercise of an option; if the conditions in clause (iii) are not met, compensation income will result to the participant upon the early disposition of stock. In either case the amount of compensation will be equal to the excess of the value of the stock on the date of exercise over the purchase price, except that in the case of a person subject to
Section 16(b) of the Securities Exchange Act of 1934, the amount of compensation income will be determined based on the value of the stock on the date on which the Section 16(b) restriction lapses (and the inclusion in income of the compensation will be delayed until that time). In general, such amount of compensation income will be subject to regular income tax rates. If the option holder is treated as having received compensation income, an equivalent deduction generally will be allowed to the Company. For the purpose of the foregoing, an option is exercised on May 31, 1997 or such earlier date as the employee makes an irrevocable election to purchase stock. No income will result to participant upon the issuance of the options.

   The Company has been further advised by counsel that the interest accrued on an employee's stock purchase account will be taxable income in the year paid or applied to the purchase of stock on behalf of such employee and an equivalent deduction will be allowed to the Company. The following table shows the estimated maximum number of shares of Common Stock Non-Voting that each listed person, and each listed group, will be entitled to acquire in accordance with the provisions of the 1995 Employees Stock Purchase Plan (based on the stock price in effect on February 3, 1995). The Dollar Value equals the number of shares that can be acquired by each person or group multiplied by the February 3, 1995 stock price.

                        NEW PLAN BENEFITS

              1995 Employees Stock Purchase Plan *

Name and Position             Dollar Value ($)    Number of Units

H. Eugene Blattman            $40,005              1,778
President and
Chief Executive Officer

James J. Albrecht             $23,783              1,057
Group Vice President - Asia/Pacific

Harold J. Handley             $25,335              1,126
Senior Vice President - Europe

Robert J. Lawless             $21,015                934
Senior Vice President - The Americas

Carroll D. Nordhoff           $23,445              1,042
Executive Vice President

Executive Officer Group
(10 persons)                  $215,550             9,580


Outside Director
Group (5 persons)             N/A                N/A

Non-Executive Officer/
Employee Group                $19,645,875         873,150
(approximately 6,200 persons)

* Messrs. Davey, Single, and Ms. Weatherholtz, who are nominees to the Board of Directors in addition to the persons listed in the New Plan Benefits table, will receive options under the Plan to purchase the following number of shares of Common Stock Non-Voting:
Mr. Davey, 824 shares; Mr. Single, 777 shares, and Ms. Weatherholtz, 637 shares. Director nominees who are not employees of the Company are not eligible to participate in the Plan. No person will receive options for as much as 5% of the shares subject to the Plan.


   The Plan contemplates that the Company will make available sufficient shares of its Common Stock Non-Voting to allow each eligible employee to elect to purchase the full number of shares covered by the options granted. On the basis of the closing price of the shares of the Company's Common Stock Non-Voting on February 3, 1995, it is estimated that a maximum of 883,000 shares will be required if each eligible employee elects to participate to the full extent of his or her option. The Plan provides for adjustments in the case of certain changes in the Company's capital structure.

   REQUIRED VOTE OF STOCKHOLDERS. The favorable vote of at least a majority of the shares of Common Stock of the Company present in person or by proxy at a meeting at which a quorum is present is required for the approval of the Plan.

   The Board of Directors recommends that stockholders vote FOR the approval of the Plan.

             RATIFICATION OF APPOINTMENT OF AUDITORS

   The Board of Directors, upon recommendation of the Audit
Committee, has appointed the accounting firm of Ernst
& Young to serve as the independent auditors of the Company for the current fiscal year subject to ratification by the stockholders of the Company. Ernst & Young were first appointed to serve as independent auditors of the Company in 1982 and are considered by management of the Company to be well qualified.

   Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

   REQUIRED VOTE OF STOCKHOLDERS. The favorable vote of at least a majority of the shares of Common Stock of the Company present in person or by proxy at a meeting at which a quorum is present is required for ratification of the appointment of independent auditors.

The Board of Directors recommends that stockholders vote FOR ratification.

                          OTHER MATTERS

   Management knows of no other matters which may be presented for consideration at the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters.

                        VOTING PROCEDURES

   Each matter submitted to the stockholders for a vote is deemed approved if a majority of the shares of Common Stock of the Company present in person or by proxy at a meeting at which a quorum is present votes in favor of the matter. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum.

   Stockholder votes are tabulated manually by the Company's Shareholder Relations Office. Broker non-votes are neither counted in establishing a quorum nor voted for or against matters presented for stockholder consideration; proxy cards which are executed and returned without any designated voting direction are voted in the manner stated on the proxy card. Abstentions and broker non-votes with respect to a proposal are not counted as favorable votes, and therefore have the same effect as a vote against the proposal.

          STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

Proposals of stockholders to be presented at the 1996 Annual
Meeting must be received by the Secretary of the Company prior to October 18, 1995 to be considered for inclusion in the 1996 proxy material.

                                             EXHIBIT A
                McCORMICK & COMPANY, INCORPORATED
               1995 EMPLOYEES STOCK PURCHASE PLAN

SECTION 1 - PURPOSE

       The purpose of this Plan is to afford to employees of McCormick & Company, Incorporated and designated subsidiaries and affiliates (namely, Festin Foods Corp., Flavour Ingredients Limited, Gilroy Foods, Incorporated, McCormick Canada, Inc., McCormick & Wild, Inc., Mojave Foods Corporation, Setco, Inc., and Tubed Products, Inc.) (the "Corporations") an opportunity to acquire shares of Common Stock Non-Voting of McCormick & Company, Incorporated (the "Company") pursuant to options to purchase granted by this Plan to them.

SECTION 2 - NUMBER OF SHARES OFFERED

   The offering pursuant to this Plan is for a number of shares of the Company's Common Stock Non-Voting sufficient to allow each employee to elect to purchase the full number of shares purchasable pursuant to the terms of Section 6 of this Plan.

SECTION 3 - ELIGIBLE EMPLOYEES

   All persons who on March 15, 1995, are employees of the Corporations will be eligible to participate in this Plan, except for the following who shall not be eligible:

(a) Any employee whose customary employment as of March 15, 1995, was 19 hours or less per week or for not more than 5 months during the calendar year;

(b) Any employee who, immediately after March 15, 1995, would own (as defined in the Internal Revenue Code, Sections 423 and 424(d)) stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary;

(c) Any employee whose grant of an option hereunder would permit his rights to purchase stock under this Plan and under all other employee stock purchase plans, if any, of the Company or its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time; and

(d) Any employee residing in a state where the offer or sale of the shares provided by this Plan is not authorized or permitted by applicable state law.

SECTION 4 - EFFECTIVE DATE

   The options under this Plan are granted as of March 15, 1995, subject to approval of this Plan by the stockholders of the Company within 12 months of its adoption by the Board of Directors.


SECTION 5 - PURCHASE PRICE

   The purchase price for all shares shall be the NASDAQ National
Market closing price of the Company's Common Stock Non-Voting on the over-the-counter market as reported in THE WALL STREET JOURNAL either:

(a)      For March 15, 1995 (which is the date of the grant), or
(b) For the date such option is exercised, whichever price is lower.


SECTION 6 - NUMBER OF SHARES PURCHASABLE

   Each eligible employee is, by the terms of this Plan, granted an option to purchase a maximum number of shares of Common Stock Non-Voting of the Company (increased by any fractional amount required to make a whole share) which, at the purchase price, as determined in accordance with Section 5(a), will most closely approximate 10% of his compensation for one year, as below defined. Notwithstanding any other provision of this Plan, no employee may elect to purchase less than five shares nor may any options be exercised for less than five shares.

   Such compensation for one year shall be deemed to be the base wage paid to such employee by the Corporations. The base wage for such employee shall be computed as follows:

    (a) The straight-line hourly base wage rate of such employee in effect on March 15, 1995, multiplied by 2080 hours (40 hours per week multiplied by 52 weeks), or by such number as the Company deems to constitute the number of hours in a normal work year for such employee; or

    (b) The salary of such employee in effect on March 15, 1995, annualized.


SECTION 7 - ELECTION TO PURCHASE AND PAYROLL DEDUCTION

   No later than April 28, 1995, an eligible employee may elect to purchase all or part of the shares which he is entitled to purchase under Section 6. Such election shall be made by the execution and delivery to the Corporations of an approved written form authorizing uniform periodic payroll deductions over a two-year period beginning June 1, 1995, in such amounts as will in the aggregate (exclusive of interest which, it is contemplated, will be paid to the employee at the end of such period) equal the total option price for all of the shares covered by this election to purchase. If an employee fails to make such election by April 28, 1995, the option provided by this Plan shall terminate on that date. Except as otherwise provided in the Plan, after payroll deductions have begun, prepayment for the total shares purchasable will be permitted at any time prior to May 31, 1997. In the event an employee makes such prepayment, there shall be no payroll deductions under the Plan on behalf of said employee after such prepayment.


SECTION 8 - INTEREST ON PAYROLL DEDUCTIONS

   The Company and participating subsidiaries and affiliates will maintain a record of amounts credited to each employee authorizing a payroll deduction pursuant to Section 7. Interest will accrue on payroll deductions beginning June 1, 1995, on the average balance of such deductions during the period of this Plan at the rate of 5% per year. Such interest shall be payable to the employee on or about May 31, 1997, or at such time as said employee may for any reason terminate his election to purchase shares under this Plan, or at such time as said employee exercises his option to purchase stock under the Plan and provides or pays in full the sum necessary to purchase such shares.

SECTION 9 - CHANGES IN ELECTIONS TO PURCHASE

   An employee may, at any time prior to May 31, 1997, by written notice to the Corporations, direct the Corporations to reduce or cease payroll deductions (or, if the payment for shares is being made through periodic cash payments, notify the Corporations that such payments will be reduced or terminated) or withdraw part or all of the money in his account and continue payroll deductions, in accordance with the following alternatives:

    (a) Exercise his option to purchase the number of shares which may be purchased at the purchase price with all or any specified part of the amount (including interest) then credited to his account,and withdraw any amount (including interest) remaining in such account; or

    (b) Reduce the amount of his subsequent payroll deductions (or periodic cash payments) and/or withdraw all or any specified part of the amount then credited to his account, in which event his option to purchase shall be reduced to the number of shares which may be purchased, at the March 15, 1995 price, with the amount, if any, remaining in his account (exclusive of interest) plus the aggregate amount of the authorized payroll deductions (or periodic cash payments) to be made thereafter; or

     (c) Withdraw the amount (including interest) in his account and terminate his option to purchase.

   An employee may make only one withdrawal of all or part of his account and continue his payroll deductions. If the employee thereafter wishes to withdraw any funds from his account, he must withdraw the entire amount (including interest) in his account and terminate his option to purchase.

   Any reduction made in the number of shares subject to an option to purchase is subject to the provisions of Section 6 and shall be permanent.

SECTION 10 - VOLUNTARY TERMINATION OF EMPLOYMENT OR DISCHARGE

   In the event an employee voluntarily leaves the employ of the Corporations, otherwise than by retirement under a plan of the Corporations, or is discharged for cause prior to May 31, 1997, he can elect within 10 days after termination of his employment to:

    (a) Exercise his option to purchase the number of shares which may be purchased at the purchase price with all or any specified part of the amount (including interest) then credited to his account,and withdraw any amount (including interest) remaining in such account; or

    (b) Withdraw the amount (including interest) in his account and terminate his option to purchase; or

   (c) Exercise his option up to the number of shares purchasable under this Plan (Section 6) with full payment for such shares.

   If the employee fails to make an election within 10 days after termination of employment, he shall be deemed to have elected subsection 10(b) above.

SECTION 11 - RETIREMENT OR SEVERANCE

   In the event an employee who has an option to purchase shares leaves the employ of the Corporations on or after March 15, 1995, because of retirement under a plan of the Corporations, or because of termination of his employment by the Corporations for any reason except discharge for cause, he may elect, within 10 days after the date of such retirement or termination, to:

    (a) In the event of retirement only, continue his option to purchase shares by making periodic cash payments to the Corporations in amounts equal to the payroll deductions previously authorized; or

    (b) Exercise his option for the number of shares which may be purchased at the purchase price with all or any specified part of the amount (including interest) then credited to his account,and withdraw any amount (including interest) remaining in such account; or

    (c) Exercise his option up to the number of shares purchasable under this Plan (Section 6) with full payment for such shares within said 10 day period; or

    (d) Withdraw the amount (including interest) in his account and terminate his option to purchase.

In the event the employee does not make an election within the aforesaid 10 day period, he will be deemed to have elected subsection 11(d) above.

SECTION 12 - LAY-OFF, AUTHORIZED LEAVE OF ABSENCE OR DISABILITY

   Payroll deductions for shares for which an employee has an option to purchase may be suspended during any period of absence of the employee from work due to lay-off, authorized leave of absence or disability or, if the employee so elects, periodic payments for such shares may continue to be made in cash.

   If such employee returns to active service prior to May 31, 1997, his payroll deductions will be resumed and if said employee did not make periodic cash payments during his period of absence, he shall, by written notice to his employing Corporation within 10 days after his return to active service, but not later than May 31, 1997, elect:

    (a) To make up any deficiency in his account resulting from a suspension of payroll deductions by an immediate cash payment; or

    (b) Not to make up such deficiency, in which event the number of shares to be purchased by him shall be reduced to the number of whole shares which may be purchased at the March 15, 1995 price,with the amount, if any, then credited to his account (including interest) plus the aggregate amount, if any, of all payroll deductions to be made there-after; or

    (c) Withdraw the amount (including interest) in his account and terminate his option to purchase.

   An employee on lay-off, authorized leave of absence or disability on May 31, 1997, shall deliver written notice to his employing Corporation on or before May 31, 1997, electing one of the alternatives provided in the foregoing clauses (a), (b) and (c) of this Section 12. If any employee fails to deliver such written notice within 10 days after his return to active service or by May 31, 1997, whichever is earlier, he shall be deemed to have elected subsection 12(c) above.

   If the period of an employee's lay-off, authorized leave of absence or disability shall terminate on or before May
31, 1997, and the employee shall not resume active employment with the Corporations, he shall make an election in accordance with the provisions of Section 10 of this Plan.

SECTION 13 - DEATH

   In the event of the death of an employee while his option to purchase shares is in effect, the legal representatives of such employee may, within 90 days after his death (but not later than May 31, 1997) by written notice to the employing Corporation, elect to:

    (a) Make up any deficiency in such employee's account occurring after his death or by reason of his prior illness and to continue to make periodic cash payments for the remainder of the period ending May 31,1997; or

    (b) Withdraw the amount (including interest) in his account and terminate his option to purchase; or

    (c) Exercise the employees option for the number of shares which may be purchased at the purchase price with all or any specified part of the amount (including interest) then credited to his account, and withdraw any amount (including interest) remaining in such account; or

    (d) Exercise his option up to the number of shares purchasable under this Plan (Section 6) with full payment for such shares.

   In the event the legal representatives of such employee fail to deliver such written notice to the employing Corporation within the prescribed period, the election to purchase shares shall terminate and the amount, including interest, then credited to the employee's account shall be paid to such legal representatives.

SECTION 14 - FAILURE TO MAKE PERIODIC CASH PAYMENTS

   Under any of the circumstances contemplated by this Plan, where the purchase of shares is to be made through periodic cash payments in lieu of payroll deductions, the failure to make any such payments shall reduce, to the extent of the deficiency in such payments, the number of shares purchasable under this Plan.

SECTION 15 - FUNDS IN STOCK OPTION ACCOUNTS

   Amounts credited to the employee's account shall be under the control of the Company and may be used for any corporate purpose. Amounts credited to the accounts of employees of subsidiaries and affiliates of the Company named in Section 1 of this Plan shall be remitted to the Company from time to time. The amount, exclusive of interest, credited to the account of each employee shall be applied to pay for shares purchased by such employee and any amount not used for this purpose shall be repaid to the employee by the Company.

SECTION 16 - RIGHTS AS STOCKHOLDER

   No employee, former employee, or his representatives shall have any rights as a stockholder with respect to any shares of stock which any employee has elected to purchase under this Plan until full payment for all shares has been made and a certificate for such shares has been issued. Certificates for shares will be issued as soon as practicable after full payment for such shares has been made. However, certificates for shares will not be issued prior to approval of the Plan by the stockholders of the Company.

SECTION 17 - NON-ASSIGNABILITY

   No assignment or transfer by any employee, former employee or his legal representatives of any option, election to purchase shares or any other interest under this Plan will be recognized; any purported assignment or transfer, whether voluntary or by operation of law (except by will or the laws of descent and distribution), shall have the effect of terminating such option, election to purchase or other interest. An employee's option and election to purchase shall be exercisable only by him during his lifetime and upon his death, by his legal representative in accordance with Section 13. If an election to purchase is terminated by reason of the provisions of this Section 17, the only right thereafter continuing shall be the right to have the amount then credited to the employee's account, including interest, paid to the employee or other person entitled thereto, as the case may be.

SECTION 18 - EFFECT OF CHANGES IN SHARES

   In the event of any change in the capital stock of the Company through merger, consolidation or reorganization, or in the event of any dividend to holders of shares of the Common Stock Non-Voting of the Company payable in stock of the same class in an amount in excess of 2% in any year, or in the event of a stock split, or in the event of any other change in the capital structure of the Company, the Company will make such adjustments with respect to the shares of stock subject to this offering as it deems equitable to prevent dilution or enlargement of the rights of participating employees.

SECTION 19 - ADMINISTRATION; MISCELLANEOUS

    (a) The Salary and Benefits Committee of the Company (the "Committee") or such employee or employees as they may designate, shall be responsible for the administration of this Plan, including the interpretation of its provisions, and the decision of the Committee or of such other employee or employees with respect to any question arising under the Plan shall be final and binding for all purposes.

     (b) Uniform policies shall be pursued in the administration of this Plan and there shall be no discrimination between particular employees or groups of employees. The Committee, or such employee or employees as they may designate to administer this Plan, shall have the authority, which shall be exercised without discrimination, to make exceptions to the provisions of this Plan under unusual circumstances where strict adherence to such provisions would work undue hardship.

   (c) The Company may allow a reasonable extension of the time within which an election to purchase shares under this Plan shall be made, if it shall determine there are circumstances warranting such action, in which event such extension shall be made available on a uniform basis to all employees similarly situated; provided that in no event shall the period for payroll deductions be extended beyond May 31,1997.


SECTION 20 - AMENDMENT AND DISCONTINUANCE

   The Board of Directors of the Company may alter, suspend or terminate the Plan; provided, however, that, except to conform the Plan from time to time to the requirements of the Internal Revenue Code with respect to employee stock purchase plans, no action of the Board shall increase the period during which this Plan shall remain in effect, or further limit the employees of the Corporations who are eligible to participate in the Plan, or increase the maximum period during which any option granted under the Plan may remain unexercised, or (other then as set forth in Section 18 above) increase the number of shares of stock to be optioned under the Plan or reduce the purchase price per share, with respect to the shares optioned or to be optioned under the Plan, or without the consent of the holder of the option, otherwise alter or impair any option granted under the Plan.

PROXY CARD
McCORMICK & COMPANY, INCORPORATED
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned hereby appoints Charles P. McCormick, Jr., H. Eugene Blattman and Richard W. Single, Sr. and each of them, the proxies of the undersigned, with several power of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on March 15, 1995, and at any and all adjournments thereof, in accordance with the following ballot and in accordance with their best judgment in connection with such other business as may properly come before the Meeting:


1.  ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING
NOMINEES:

J. J. Albrecht, H. E. Blattman, J. S. Cook, R.G. Davey,  H.J.
Handley, G. W. Koch, R.J. Lawless, C. P. McCormick, Jr., G. V.
McGowan, C. D. Nordhoff, R. W. Single, Sr., W. E. Stevens, K. D.
Weatherholtz

FOR           all nominees listed above
WITHHELD      for all nominees listed above
WITHHELD      as to the following nominees
only:___________________________________________




2.  PROPOSAL TO APPROVE THE 1995 EMPLOYEES STOCK PURCHASE PLAN.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.
FOR         AGAINST              ABSTAIN


3.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION.
FOR          AGAINST             ABSTAIN

4. IN THEIR DISCRETION, the proxies are authorized to vote on such other matters as may properly come before the Meeting.

IN THE ABSENCE OF SPECIFIC INSTRUCTIONS APPEARING ON THE PROXY,
PROXIES WILL BE VOTED FOR THE ELECTION OF DIRECTORS; FOR THE
APPROVAL OF THE 1995 EMPLOYEES STOCK PURCHASE PLAN; FOR THE
RATIFICATION OF THE APPOINTMENT OF AUDITORS, AND IN THE BEST
DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS WHICH THE PROXIES DO NOT KNOW A REASONABLE TIME BEFORE THE SOLICITATION ARE TO
BE PRESENTED AT THE MEETING, OR AS MAY OTHERWISE PROPERLY COME
BEFORE THE MEETING.




Dated:    ________________________, 1995


___________________________________

___________________________________

(Please sign as name(s) appear at left. If joint account, both owners should sign)